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                                                                    EXHIBIT 16.1



April 25, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated April 25, 2001, of National Energy Group and are in agreement with the statements contained in paragraphs (i), (ii) and
(iv) on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



/s/ Ernst & Young LLP
Dallas, Texas